Exhibit 99.1

Biostar Pharmaceuticals, Inc. Secures Letter of Intent to Acquire Xi’an-Based Medical Equipment and Nutrients Manufacturer

Potential acquisition will expand product portfolio and Introduces Medical Devices to BioStar’s Distribution Network

XIANYANG, China,  December 16, 2009 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM – News) (“Biostar” or “the Company”), a Xianyang-based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced it has signed a letter of intent (“LOI’) with a Xi’an-based medical equipment and nutrients manufacturer (“Acquiree”) to acquire 100% of the Acquiree for $1.1 million in cash.

The Acquiree manufactures and distributes topical hernia treatment belts with two traditional Chinese medicine bags being applied to body points associated with hernia.  The Acquiree also manufactures a nutraceutical product for treatment of gynecological inflammation in young and middle-aged women. The Acquiree has been manufacturing and selling its products in Xi’an and an adjacent province since 2004.  Biostar has calculated the revenue contribution from the acquisition to add approximately $3.0 million in revenues to Biostar’s revenues in 2010.

“Our potential acquisition of this company will add a unique medical device and other nutrients to our portfolio of medicines as well as open a medical equipment distribution opportunity for us,” began Mr. Rongua Wang, Chairman and CEO of BioStar Pharmaceuticals.  “We have been monitoring this target acquisition for the last couple of years and have always been impressed with the market potential of its product line.  If successful with the acquisition, we anticipate a very smooth assimilation of their products into our distribution network and corporate culture,” Mr. Wang concluded.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and thirteen nutrients. The Company has adopted international standards and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 31, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel: US +1-203-616-5144
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.